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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 13, 2008, relating to the financial statements of MarkWest Hydrocarbon,Inc. for the year ended December 31, 2007 appearing in the current report on Form 8-K/A of MarkWest Energy Partners, L.P. filed on March 14, 2008.

/s/ DELOITTE & TOUCHE LLP

Denver, Colorado
March 14, 2008

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM